UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2018

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02 — Results of Operations and Financial Condition.

On April 26, 2018, United Parcel Service, Inc. (the “Company”) issued a press release containing information about the Company’s results of operations for the first quarter ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01 — Regulation FD Disclosure

On April 25, 2018, the Company issued a press release announcing a voluntary retirement incentive for eligible U.S.-based management employees. The press release is attached to this report as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.2 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits

99.1       Press release dated April 26, 2018 titled "UPS DELIVERS 1Q 2018 EPS OF $1.55, UP 17%"

99.2	Press release dated April 25, 2018 titled "UPS OFFERS VOLUNTARY RETIREMENT INCENTIVE TO ELIGIBLE U.S.-BASED MANAGEMENT EMPLOYEES"

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date:	April 25, 2018	By:	/S/ RICHARD N. PERETZ
Richard N. Peretz
Senior Vice President, Chief Financial Officer and Treasurer